UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2006

Pierre Foods, Inc.

(Exact name of Registrant as specified in its charter)

North Carolina	0-7277	56-0945643
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

9990 Princeton Road, Cincinnati, OH		45246
(Address of principal executive offices)		(Zip code)

513-874-8741
(Registrant’s telephone number including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement

On August 21, 2006, Pierre Foods, Inc. (the “Company”) entered into Amendment No. 2 to its Credit Agreement dated as of June 30, 2004 among Pierre Merger Corp., Wachovia Bank, National Association, as administrative and collateral agent, Wachovia Capital Markets, LLC and Banc of America Securities LLC, as joint lead arrangers and book-running managers, and a syndicate of banks, financial institutions and other institutional lenders party thereto, as amended by Amendment No. 1 dated April 3, 2006. Pursuant to Amendment No. 2, the Company increased its term loan by $24,000,000 in part to finance the acquisition of Clovervale Farms, Inc. (described further in Item 2.01 of this Report). In addition, pursuant to Amendment No. 2, the lenders thereunder released their security interest in certain customer proprietary formulations in order for the Company to transfer such formulations to the customer. A copy of Amendment No. 2 is included herein as Exhibit 10.1.

Item 2.01            Completion of Acquisition or Disposition of Assets

Pursuant to the Share and Asset Purchase Agreement (the “Agreement”) dated August 18, 2006 among the Company, Clovervale Farms, Inc., an Ohio corporation (“Clovervale”), Cawrse Properties, LLC (“Cawrse Properties”), Clovervale Realty, Inc. (“Clovervale Realty”), and Richard S. Cawrse, Jr. (“Shareholder”), on August 21, 2006, the Company acquired all of the outstanding capital stock of Clovervale and certain of the real property used in the business of Clovervale. The aggregate purchase price was $22,800,000, which was paid in cash at the closing and is subject to a post-closing working capital adjustment. Clovervale has operations in Amherst, Ohio and Easley, South Carolina and manufactures and sells a variety of food items including individually proportioned entrees, vegetables, sandwiches, fruits, cobblers, peanut butter and jelly bars, sandwiches and cups, sherbets, apple sauce, and other similar products through various customer channels including schools, military, hospitals, and senior citizen meal programs. To enable the Company to fund its acquisition of Clovervale, the Company amended its Credit Agreement and borrowed an additional $24,000,000 on a term basis thereunder. There are no material relationships between the Company and its affiliates and Shareholder, Clovervale, Cawrse Properties, Clovervale Realty and their affiliates other than the Agreement.

Item 9.01            Financial Statements and Exhibits

a.                  Financial Statements of Business Acquired

The Company intends to file the financial statements of the business acquired under cover of a Form 8-K/A no later than 71 calendar days after the date this Report was required to be filed.

b.                 Pro Forma Financial Information

The Company intends to file pro forma financial information under cover of Form 8-K/A no later than 71 calendar days after the date this Report was required to be filed.

d.                 Exhibits

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PIERRE FOODS, INC.

Date: August 22, 2006	By	/s/ Joseph W. Meyers
Joseph W. Meyers
Vice President, Finance

EXHIBIT INDEX

Exhibit No. and Description:

(2)             Plan of Acquisition, Reorganization, Arrangement, Liquidation or Succession

2.1           Share and Asset Purchase Agreement dated as of August 18, 2006 among Pierre Foods, Inc., Clovervale Farms, Inc., Cawrse Properties, LLC, Clovervale Realty, Inc. and Richard S. Cawrse, Jr.,(1) *

(10)       Material Contracts

10.1     Amendment No. 2 to Credit Agreement dated June 30, 2004 among Pierre Merger Corp., Wachovia Bank, National Association, as administrative and collateral agent, Wachovia Capital Markets, LLC and Banc of America Securities LLC, as joint lead arrangers and book-running managers, and a syndicate of banks, financial institutions and other institutional lenders party thereto, as amended by Amendment No. 1 dated April 3, 2006. (1)

(1)             Filed herewith.

*Disclosure Schedules to this Exhibit have been omitted pursuant to Item 601(b(2) of Regulation S-K. The Company agrees to furnish supplmentally copies of any of the omitted Disclosure Schedules to the SEC upon request.